POWER OF ATTORNEY


      The undersigned hereby constitutes and appoints Frederick C. Dey, Eric B. Fischman, Ruth D. Leibert and John E. Pelletier and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement for each Fund listed on Schedule A attached hereto, (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



_______________________________               _____________________________
Gordon J. Davis, Board Member                 Daniel Rose, Board Member



________________________________              ______________________________
Joseph S. DiMartino, Chairman of the Board    Sander Vanocur, Board Member



________________________________              ______________________________
David P. Feldman, Board Member                Anne Wexler, Board Member



________________________________              _____________________________
Lynn Martin, Board Member                     Rex Wilder, Board Member



________________________________
Eugene McCarthy, Board Member


Dated:  October 27, 1995


                                        SCHEDULE A



                               Premier Strategic Growth Fund
                                Dreyfus Global Growth Fund